Exhibit 3.1

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CIMAREX RESOLUTE LLC” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF NOVEMBER, A.D. 2018, AT 7:27 O`CLOCK P.M. CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "CR SUB 2 LLC" TO "CIMAREX RESOLUTE LLC", FILED THE FIRST DAY OF MARCH, A.D. 2019, AT 8:41 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CIMAREX RESOLUTE LLC”. 7152206 8100H SR# 20191643710 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202352285 Date: 03-01-19

State of Delawa re Secretary of Sta te Divisio n of Corporations Delivered 07:27 PM 11/16/2018 FILED 07:27 PM 11116/2018 SR 20187698083 - File N umber 7152206 CERTIFICATE OF FORMATION OF CRSUB2LLC This Certificate of Formation of CR Sub 2 LLC (the "LLC"), dated as of November 16, 2018 is being duly executed and filed by Patricia Gunn, as an authorized person, to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act. FIRST: The name of the limited liability company formed hereby is CR Sub 2 LLC. SECOND: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written. By:

State of Delaware Secretary of State Division of Corporations Delivered 08:40AM 03/0ln019 FILED 08:41 AM 03/0ln019 SR 20191637025 - File Number 7152206 STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATION INTO A DOMESTIC LIMITED LIABILITY COMPANY Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law (the "DGCL'') and Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the ''LLC Act") First: The name of each of the constituent entities (each, a "Constituent Entity") is ''CR Sub 2 LLC", a Delaware limited liability company, and "Resolute Energy Corporation", a Delaware corporation. Second: The agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each Constituent Entity in accordance with Section 264 of the DGCL and Section 18-209 of the LLC Act. Third: The name of the surviving company of the merger is "CR Sub 2 LLC" (the "Surviving Compan)!"). The name of the Surviving Company shall be amended as provided in Article Fourth below. Fourth: The Certificate of Formation of the Surviving Company, as in effect immediately prior to the effective time of the merger and which was filed with the Secretary of State of the State of Delaware on November 16, 2018 (the "Surviving LLC Certificate of Formation") is hereby amended to change the name of the Surviving LLC from "CR Sub 2 LLC" to "Cimarex Resolute LLC". All references in the Surviving LLC Certificate of Formation to "CR Sub 2 LLC" are hereby amended to refer to "Cimarex Resolute LLC". Fifth: The executed agreement and plan of merger is on file at 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203-4553, the place of business of the Surviving Company. Sixth: A copy of the agreement and plan of merger will be furnished by the Surviving Company on request, without cost, to any member or stockholder, as applicable, of a Constituent Entity. {Signature Page Follows}

IN WriNESS WHEREOF, the Surviving Company has caused this certificate to be signed by an authorized person the 1st day of March, 2019. By: Name: Title: President a Chief Executive Officer Authorized Person Signature Page to Certificate of Second Merger